Exhibit 10.37
FIRST AMENDMENT
TO THE INTEL CORPORATION
SHELTERED EMPLOYEE RETIREMENT PLAN PLUS
The document, as amended and restated effective January 1, 2006
1. Effective January 1, 2008, the last sentence of the first paragraph of Section 1 of the Intel Corporation Sheltered Employee Retirement Plan Plus is amended by replacing the term “Section 12” with “Section 13”.
2. Effective January 1, 2008, the last sentence of the fourth paragraph of Section 1 of the Intel Corporation Sheltered Employee Retirement Plan Plus is amended by deleting the term “Internal Revenue”.
3. Effective January 1, 2008, Section 2(a) of the Intel Corporation Sheltered Employee Retirement Plan Plus is amended by replacing the term “Company Contribution” with “Discretionary Intel Contribution”.
4. Effective January 1, 2008, Section 3(a) of the Intel Corporation Sheltered Employee Retirement Plan Plus is amended by replacing the term “Section 3(a)(i)” with “Section 3(a)(1)” and the term “Section 3(a)(ii) with “Section 3(a)(2)”.
5. Effective January 1, 2008, Section 3(b)(2) of the Intel Corporation Sheltered Employee Retirement Plan Plus is amended by replacing the phrase “A Participant may elect to have his taxable compensation reduced” at the beginning of the paragraph with the phrase “Other than for amounts eligible for deferral under (1) above, a Participant may elect to have his Earnings reduced”.
6. Effective January 1, 2008, Section 4(b) of the Intel Corporation Sheltered Employee Retirement Plan Plus is amended by adding the term “Code” immediately before the term “Section 415(c)(1)(A)”.
7. Effective January 1, 2008, the last sentence of Section 4(b) of the Intel Corporation Sheltered Employee Retirement Plan Plus is amended by replacing the term “(as defined in the Intel Corporation Profit Sharing Plan)” with the term “(as defined in the Intel Corporation Profit Sharing Retirement Plan)”.
8. Effective January 1, 2007, Section 6(c) of the Intel Corporation Sheltered Employee Retirement Plan Plus is amended in its entirety to read as follows:
     (c) The percentage of a Participant’s Profit Sharing Account vested under this subparagraph shall be determined under the applicable vesting schedule set forth in (1) or (2) below, as applicable.

     (1) The vesting schedule for each Participant who is an Employee on or after December 31, 2007 shall be as follows:

Completed Years	Nonforfeitable
Of Service	Percentage
Less than 2	0 (Percent)
2 but less than 3	20 (Percent)
3 but less than 4	40 (Percent)
4 but less than 5	60 (Percent)
5 but less than 6	80 (Percent)
6 or more	100 (Percent)
     (ii) The vesting schedule for each Participant who is not described in (1) above shall be as follows:

Completed Years	Nonforfeitable
Of Service	Percentage
Less than 3	0 (Percent)
3 but less than 4	20 (Percent)
4 but less than 5	40 (Percent)
5 but less than 6	60 (Percent)
6 but less than 7	80 (Percent)
7 or more	100 (Percent)
9. Effective January 1, 2008, Section 6(d)(2) will be amended by adding the following to the end of the paragraph:
If a Participant is reemployed by the Company after beginning to receive Plan Benefits, the Company will continue to pay out those Plan Benefits under the Participant’s original Distribution election.
10. Effective January 1, 2008, Section 7(a) of the Intel Corporation Sheltered Employee Retirement Plan Plus is amended by replacing the term “Section 12” with the term “Section 13”.
11. Effective January 1, 2007, Section 7(b) of the Intel Corporation Sheltered Employee Retirement Plan Plus is amended by removing the term “(affecting Participants who have attained age 55)” from the last sentence of the subsection.
12. Effective January 1, 2008, Section 8(b) of the Intel Corporation Sheltered Employee Retirement Plan Plus is amended by replacing the term “Section 409(a)(2)(B)(i)” with the term “Section 409A(a)(2)(B)(i)”.

13. Effective January 1, 2007, Section 8(c) of the Intel Corporation Sheltered Employee Retirement Plan Plus is amended by adding the following paragraph between the second and third paragraph of said section:
Participants who were active employees as of August 31, 2007 have the option to make a new one-time distribution election from among the available options with respect to all Plan accounts by submitting a new election form to the Company no later than August 31, 2007. Any such new election supersedes prior elections, is irrevocable as to pre-2008 accounts and will take effect as of August 31, 2007 for amounts to be distributed on or after January 1, 2008. In the event a Participant makes such election and terminates employment prior to January 1, 2008, the new election will be effective provided that it does not violate Section 409A of the Code, as determined in the Company’s sole discretion.
14. Effective January 1, 2007, Section 8(c)(1) of the Intel Corporation Sheltered Employee Retirement Plan Plus is replaced in its entirety as follows:
     (1) Lump Sum. A Participant may elect to receive his or her Plan Benefit as a cash lump sum either:
     (A) by electing to receive the cash lump sum as soon as reasonably practicable after the Participant’s Termination Date; or,
     (B) by electing to receive the cash lump in the year following the year of the Participant’s Termination Date.
15. Effective January 1, 2008, Section 8(c) of the Intel Corporation Sheltered Employee Retirement Plan Plus is amended by adding the following:
     (3) Alternative Distribution Options Available for Deferrals Made on or after January 1, 2008. The following additional distribution options are available to Participants for deferrals made on or after January 1, 2008. None of these options is available for pre-2008 deferrals which are limited to the alternatives in (1) and (2) above. Additionally, In-Service Distribution elections in (ii) below are not available for benefits in the Profit Sharing Account.
(i) Yearly Deferral Election Option: Participants may annually elect a new distribution election for each future year’s deferrals.
(ii) In-Service Distribution Election Option: Participants may choose to receive an In-Service Distribution of the benefits in their Earnings Deferral Account by electing among the alternatives described in Section 8(c)(1)(A) and c(2). However the elections under 8(c)(2) will begin in the third month of the Plan Year in which the Participant elects to begin the installment payments (instead of in the Plan Year following their Termination Date). The distribution date must be at least three calendar years after the beginning of the Plan Year in which the services that generated the Earnings were performed. If a Participant’s Termination Date precedes the In-Service Distribution Date and the Participant elected one of the distribution options in Section 8(c)(2), the distribution will begin in the third month of the Plan Year following the Participant’s Termination Date and not on the later In-Service Distribution date elected. If a Participant’s Termination Date precedes the In-Service Distribution Date and the Participant elected the cash lump sum option in Section 8(c)(1)(A), the lump sum will be paid out as soon as reasonably practicable after the Participant’s Termination Date and not on the later In-Service Distribution date elected.
(iii) Re-deferral of Distribution Election: While still Employees, Participants may elect to further defer the date ( but not change the method) of distributions provided that the new election is made at least twelve (12) months before the first distribution was originally due and the distribution is re-deferred for at least five (5) years beyond the original distribution date. If a Participant’s Termination Date precedes the re-deferral date, the distribution method elected will begin on the Termination Date and not on the later re-deferral date elected.
     (4) QDRO: Amounts due to an Alternative Payee pursuant to a QDRO (as described in Section 9(j) of this Plan) will be distributed as a cash lump sum as soon as administratively feasible following the qualification of the QDRO and segregation of the Alternate Payee’s award, pursuant to the administrative procedures established for the Plan. No alternative distribution elections are available.
     (5) Small Benefits Rule: In the event that the Participant’s Plan Benefit is $5,000 or less, then the distribution of the Participant’s Plan Benefit shall be made in a cash lump sum as soon as reasonably practicable after the Participant’s Termination date, regardless of outstanding elections.
16. Effective January 1, 2008, the last sentence of Section 13(j) of the Intel Corporation Sheltered Employee Retirement Plan Plus is amended by replacing the term “such items include” with the term “such excluded items include” and by adding the following sentence to the end of the subsection:
Earnings will not include Employee Cash Bonus Plan payments awarded for services performed on or after January 1, 2008.
17. Effective January 1, 2008, Section 13(m) of the Intel Corporation Sheltered Employee Retirement Plan Plus is amended by adding the following sentence immediately after the first sentence in the paragraph.
In any case, the Employee must be Grade 10-20 or 86-89 to be considered an Eligible Employee.

18. Effective January 1, 2008, Section 13(q) of the Intel Corporation Sheltered Employee Retirement Plan Plus is amended by adding the following sentence to the end of said subsection:
Employee Bonus will not include Employee Cash Bonus Plan bonuses but will include Commissions and Intel Capital Bonus Plan bonuses awarded for services performed on or after January 1, 2008.
19. Effective January 1, 2008, Section 13 of the Intel Corporation Sheltered Employee Retirement Plan Plus is amended by adding the following sentence at the end of the section:
     (cc) “In-Service Distribution” means the distribution of a Participant’s benefits in his or her Earnings Deferral Account for a Plan Year will begin while the Participant is still an Employee.
20. Effective January 1, 2008, Section 13 of the Intel Corporation Sheltered Employee Retirement Plan Plus is amended by adding the following sentence at the end of the section:
     (dd) “Commission” means compensation paid to an Employee under the ASMO Commissions Pay Plan in effect for the applicable Plan Year.
IN WITNESS WHEREOF, this First Amendment was adopted by the Management SERP Administrative Committee at its meeting October 19, 2007.

By:	Date:

/s/ Terra Castaldi Terra Castaldi	November 6, 2007
Secretary of the
Management SERP Administrative Committee

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